Exhibit 99.1

Contacts:
Investors
Brad Berning
ir@zillowgroup.com

Media
Chrissy Roebuck
press@zillow.com

Zillow Group Reports Third-Quarter 2021 Financial Results &
Shares Plan to Wind Down Zillow Offers Operations

Company reinforces strength of its core business and vision of building an integrated and digital real estate transaction to shop for, buy, sell, finance and close on homes

SEATTLE, Nov. 2, 2021 — Zillow Group, Inc. (NASDAQ: Z and ZG), today announced consolidated financial results for the three months ended Sept. 30, 2021, and its plan to wind down Zillow Offers, the company’s iBuying service in which Zillow acts as the primary purchaser and seller of homes.

“We’ve determined the unpredictability in forecasting home prices far exceeds what we anticipated and continuing to scale Zillow Offers would result in too much earnings and balance-sheet volatility,” said Zillow Group co-founder and CEO Rich Barton. “While we built and learned a tremendous amount operating Zillow Offers, it served only a small portion of our customers. Our core business and brand are strong, and we remain committed to creating an integrated and digital real estate transaction that solves the pain points of buyers and sellers while serving a wider audience.”

The wind-down is expected to take several quarters and will include a reduction of Zillow’s workforce by approximately 25%. “The most difficult part of this decision is that it will impact many of our colleagues,” Barton said. “This is not something we take lightly. We are grateful for their efforts, and we are committed to providing a smooth transition.”

The company reported the following Q3 financial results:
•Consolidated Q3 revenue of $1.7 billion.
◦IMT segment revenue growth of 16% year over year to $480 million, and Premier Agent revenue growth of 20% year over year to $359 million, both within the company’s Q3 outlook ranges.
◦Homes segment revenue of $1.2 billion, below the company’s Q3 outlook of $1.45 billion at the midpoint of the range, due primarily to renovation and resale capacity constraints.
◦Mortgages segment revenue growth of 30% year over year to $70 million, exceeding the high end of the company’s outlook range.
•Consolidated GAAP net loss of $328 million in Q3. Segment income (loss) before income taxes of $130 million, $(422) million and $(6) million for the IMT, Homes and Mortgages segments, respectively.
•Consolidated Adjusted EBITDA loss of $169 million with Adjusted EBITDA for the IMT and Mortgages segments exceeding the high end of the company’s Q3 outlook. Adjusted EBITDA by segment of $207 million, $(381) million and $5 million for the IMT, Homes and Mortgages segments, respectively.
•The company ended the third quarter with cash and investments of $3.2 billion.

Included in the company’s third-quarter financial results is a write-down of inventory of approximately $304 million within the Homes segment as a result of purchasing homes in Q3 at higher prices than the company’s current estimates of future selling prices. The company further expects an additional $240 million to $265 million of losses to be recognized in Q4 primarily on homes it expects to purchase in Q4. Additionally, Homes segment Q3 revenue is below the company’s previously provided outlook range due to resale capacity constraints that pushed a number of closings into Q4 that were previously expected to close in Q3.

Complete financial results for the third quarter and outlook for the fourth quarter of 2021 can be found in the company’s shareholder letter in the Investor Relations section of Zillow Group’s website at https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx.

For more information about Zillow Group, please visit https://investors.zillowgroup.com.

Third Quarter 2021 Financial Highlights

The following table sets forth Zillow Group’s financial highlights for the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		2020 to 2021 % Change	Nine Months Ended September 30,		2020 to 2021 % Change
	2021	2020		2021	2020
Revenue:
Homes segment:
Zillow Offers	$1,172,693	$185,904	531%	$2,645,697	$1,408,832	88%
Other (1)	13,465	1,201	1,021%	21,758	2,398	807%
Total Homes segment revenue	1,186,158	187,105	534%	2,667,455	1,411,230	89%
IMT segment:
Premier Agent	358,852	298,673	20%	1,041,924	732,741	42%
Other (2)	121,343	116,716	4%	360,689	293,653	23%
Total IMT segment revenue	480,195	415,389	16%	1,402,613	1,026,394	37%
Mortgages segment	70,290	54,198	30%	194,995	113,241	72%
Total revenue	$1,736,643	$656,692	164%	$4,265,063	$2,550,865	67%
Other Financial Data:
Gross profit	$240,583	$412,919		$1,286,098	$1,027,211
Income (loss) before income taxes:
Homes segment	$(421,604)	$(75,617)		$(539,424)	$(253,633)
IMT segment	130,151	139,956		407,299	117,615
Mortgages segment	(5,643)	10,594		(25,148)	(2,791)
Corporate items (3)	(42,089)	(34,938)		(109,887)	(77,466)
Total income (loss) before income taxes	$(339,185)	$39,995		$(267,160)	$(216,275)
Net income (loss)	$(328,174)	$39,570		$(266,569)	$(208,151)
Adjusted EBITDA (4):
Homes segment	$(380,783)	$(59,176)		$(443,823)	$(195,079)
IMT segment	206,870	195,465		633,216	353,044
Mortgages segment	5,172	15,895		5,622	15,177
Total Adjusted EBITDA	$(168,741)	$152,184		$195,015	$173,142
Percentage of Revenue:
Gross profit	14%	63%		30%	40%
Income (loss) before income taxes:
Homes segment	(36)%	(40)%		(20)%	(18)%
IMT segment	27%	34%		29%	11%
Mortgages segment	(8)%	20%		(13)%	(2)%
Corporate items (3)	N/A	N/A		N/A	N/A
Total income (loss) before income taxes	(20)%	6%		(6)%	(8)%
Net income (loss)	(19)%	6%		(6)%	(8)%
Adjusted EBITDA:
Homes segment	(32)%	(32)%		(17)%	(14)%
IMT segment	43%	47%		45%	34%
Mortgages segment	7%	29%		3%	13%
Total Adjusted EBITDA	(10)%	23%		5%	7%
(1) Other Homes segment revenue relates to revenue associated with the title and escrow services provided through Zillow Closing Services.
(2) Other IMT segment revenue includes revenue generated by rentals, new construction and display advertising, as well as revenue from the sale of various other advertising and business technology solutions for real estate professionals, including dotloop.
(3) Certain corporate items are not directly attributable to any of our segments, including the gain (loss) on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.
(4) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented.

Conference Call and Webcast Information
Zillow Group co-founder and CEO Rich Barton and CFO Allen Parker will host a live conference call to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A shareholder letter and link to both the live webcast and recorded replay of the call may be accessed in the Quarterly Results section of Zillow Group’s Investor Relations website. Participants must register for the live call in advance at https://dpregister.com/sreg/10160848/ee2af70ed0 to receive emailed instructions. This preregistration process is designed to reduce delays due to operator congestion when accessing the live call.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future performance and operation of our business, the expected amount and timing of charges, write-downs and cash expenditures and expected wind down plans of the Zillow Offers operations, the current and future health and stability of the residential housing market and economy and our expectations regarding future shifts in behavior by consumers and employees. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of November 2, 2021, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control.

Factors that may contribute to such differences include, but are not limited to, disruptions in operations, including in our ability to complete the purchase of homes currently under contract and renovate, market and close on the sale of homes currently in inventory during the wind down of Zillow Offers; disruptions in relationships with customers, suppliers, vendors, broker partners, contractors, employees, lenders and consumers given our decision to wind down our Zillow Offers operations; unanticipated developments that may prevent, delay or increase the costs associated with our wind down activities; our access to and the availability of financing on terms acceptable to us to finance the purchase of homes through Zillow Offers during the wind down of Zillow Offers; the impact of the COVID-19 pandemic (including variants) or other public health crises and any associated economic downturn on Zillow Group’s future financial position, operations and financial performance; the magnitude, duration and severity of the COVID-19 pandemic and the availability and widespread distribution and use of effective vaccines; the impact of actions taken by governments, businesses and individuals in response to the COVID-19 pandemic, including changes in laws or regulations that limit our ability to operate; the current and future health and stability of the economy, financial conditions and residential housing market, including any extended slowdown in the real estate markets as a result of the COVID-19 pandemic; changes in laws or regulations applicable to our business, employees, products or services, including current and future laws, regulations and orders that limit Zillow Group’s ability to operate in light of the COVID-19 pandemic; changes in general economic and financial conditions that reduce demand for our products and services, lower our profitability or reduce Zillow Group’s access to credit; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; addition or loss of significant customers; actual or anticipated changes in Zillow Group’s growth rate relative to that of our competitors; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; actual or anticipated changes in technology, products, markets or services by us or our competitors; ability to obtain or maintain licenses and permits to support Zillow Group’s current and future businesses; ability to comply with MLS rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers; ability to operate our Zillow Offers and mortgage origination businesses, including the ability to obtain sufficient financing; fluctuations in the valuation of companies perceived by investors to be comparable to Zillow Group; the impact of natural disasters and other catastrophic events; the impact of pending or future litigation; and the issuance of new or updated research or reports by securities analysts.

The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2020 and in future quarterly and annual reports. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA in total and for each segment, each a non-GAAP financial measure. We have provided a reconciliation below of Adjusted EBITDA in total to net income (loss) and Adjusted EBITDA by segment to income (loss) before income taxes for each segment, the most directly comparable GAAP financial measures.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA in total and for each segment has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect impairment costs;
•Adjusted EBITDA does not reflect acquisition-related costs;
•Adjusted EBITDA does not reflect the gain (loss) on extinguishment of debt;
•Adjusted EBITDA does not reflect interest expense or other income;
•Adjusted EBITDA does not reflect income taxes; and
•Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA in total and for each segment alongside other financial performance measures, including various cash flow metrics, net income (loss), income (loss) before income taxes for each segment, and our other GAAP results.
About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ: Z and ZG) is reimagining real estate to make it easier to unlock life’s next chapter.
As the most visited real estate website in the United States, Zillow® and its affiliates offer customers an on-demand experience for selling, buying, renting or financing with transparency and nearly seamless end-to-end service. Zillow Offers® buys and sells homes directly in dozens of markets across the country, allowing sellers control over their timeline. Zillow Home Loans™, our affiliate lender, provides our customers with an easy option to get pre-approved and secure financing for their next home purchase. Zillow recently launched Zillow Homes, Inc., a licensed brokerage entity, to streamline Zillow Offers transactions.
Zillow Group’s brands, affiliates and subsidiaries include Zillow®, Zillow Offers®, Zillow Premier Agent®, Zillow Home Loans™, Zillow Closing Services™, Zillow Homes, Inc., Trulia®, Out East®, ShowingTime®, Bridge Interactive®, dotloop®, StreetEasy® and HotPads®. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org).
Please visit http://investors.zillowgroup.com, www.zillowgroup.com/news, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business that may be deemed material.
The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.
(ZFIN)

Adjusted EBITDA
The following tables present a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30, 2021
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(328,174)
Income taxes	N/A	N/A	N/A	N/A	(11,011)
Income (loss) before income taxes	$(421,604)	$130,151	$(5,643)	$(42,089)	$(339,185)
Other income	(274)	—	(1,096)	(594)	(1,964)
Depreciation and amortization	5,357	22,747	2,142	—	30,246
Share-based compensation	20,009	50,737	8,659	—	79,405
Acquisition-related costs	—	3,235	—	—	3,235
Loss on extinguishment of debt	—	—	—	14,785	14,785
Interest expense	15,729	—	1,110	27,898	44,737
Adjusted EBITDA	$(380,783)	$206,870	$5,172	$—	$(168,741)

	Three Months Ended September 30, 2020
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Income and Income (Loss) Before Income Taxes:
Net income (1)	N/A	N/A	N/A	N/A	$39,570
Income taxes	N/A	N/A	N/A	N/A	425
Income (loss) before income taxes	$(75,617)	$139,956	$10,594	$(34,938)	$39,995
Other income	—	—	(636)	(2,382)	(3,018)
Depreciation and amortization	3,029	22,074	1,675	—	26,778
Share-based compensation	11,815	33,435	3,709	—	48,959
Interest expense	1,597	—	553	37,320	39,470
Adjusted EBITDA	$(59,176)	$195,465	$15,895	$—	$152,184

	Nine Months Ended September 30, 2021
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(266,569)
Income taxes	N/A	N/A	N/A	N/A	(591)
Income (loss) before income taxes	$(539,424)	$407,299	$(25,148)	$(109,887)	$(267,160)
Other income	(274)	—	(3,834)	(1,882)	(5,990)
Depreciation and amortization	14,383	67,703	6,042	—	88,128
Share-based compensation	56,425	150,491	24,557	—	231,473
Acquisition-related costs	—	7,723	—	—	7,723
Loss on extinguishment of debt	—	—	—	17,119	17,119
Interest expense	25,067	—	4,005	94,650	123,722
Adjusted EBITDA	$(443,823)	$633,216	$5,622	$—	$195,015

	Nine Months Ended September 30, 2020
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(208,151)
Income taxes	N/A	N/A	N/A	N/A	(8,124)
Income (loss) before income taxes	$(253,633)	$117,615	$(2,791)	$(77,466)	$(216,275)
Other income	—	(5,300)	(1,223)	(16,203)	(22,726)
Depreciation and amortization	9,201	67,889	4,887	—	81,977
Share-based compensation	35,847	98,940	10,318	—	145,105
Gain on extinguishment of debt	—	—	—	(6,391)	(6,391)
Impairment costs	—	73,900	2,900	—	76,800
Interest expense	13,506	—	1,086	100,060	114,652
Adjusted EBITDA	$(195,079)	$353,044	$15,177	$—	$173,142

(1) We use income (loss) before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments, therefore, net income (loss) and income tax benefit (expense) are calculated and presented only on a consolidated basis within our financial statements.

(2) Certain corporate items are not directly attributable to any of our segments, including the gain (loss) on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.